As filed with the Securities and Exchange Commission on November 14, 2008	File No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNITED COMMUNITY BANKS, INC.
(Exact name of issuer as specified in its charter)

Georgia	58-1807304
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

United Community Banks, Inc.	Jimmy C. Tallent
63 Highway 515	63 Highway 515
Blairsville, Georgia 30512	Blairsville, Georgia 30512
(706) 781-2265	(706) 781-2265
(Address, including zip code, and telephone number,	(Name, address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)	including area code, of agent for service)

Copies to:
James W. Stevens
Kilpatrick Stockton LLP
1100 Peachtree Street, Suite 2800
Atlanta, Georgia 30309-4530
(404) 815-6500

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☒	Accelerated Filer ☐
Non-accelerated Filer ☐	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (4)
Common Stock	648,350 (2)	$20.00	$12,967,000	$723.56

(1)
In the event of a stock split, stock dividend or similar transaction involving the registrant’s common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act of 1933.

(2)
Represents the number of shares of the registrant’s common stock issuable upon exercise of currently outstanding warrants that may be exercised at any time from October 31, 2008 until October 31, 2013 at an exercise price of $20.00 per share.

(3)	The price per share and maximum aggregate offering price are based on the $20.00 per share exercise price of the warrants pursuant to Rule 457(g) of the Securities Act of 1933.

(4)	Calculated pursuant to Rule 457(g) under the Securities Act of 1933.

PROSPECTUS

648,350 SHARES
OF
COMMON STOCK

          This prospectus relates to United Community Banks, Inc.’s issuance from time to time of up to 648,350 shares of common stock, $1.00 par value per share, upon the exercise of currently outstanding warrants and the offer and sale of such common stock by the holders of such warrants following their exercise.

          The warrants are exercisable at a conversion price $20.00 per share at any time between October 31, 2008 and October 31, 2013. The conversion price is subject to adjustment as more fully set forth in the warrant agreements. The warrants to which the common stock relates were issued on October 31, 2008 in connection with United’s private placements of $11,767,000 of trust preferred securities through United Community Statutory Trust II and $1,200,000 of trust preferred securities through United Community Statutory Trust III.

          This prospectus provides you with a general description of the common stock issuance upon exercise of the warrants and that may be sold by the holders of such waarants. Our common stock is listed on the Nasdaq Global Select Mart under the symbol “UCBI”.  The prices at which the selling shareholders may sell the shares in this offering will be determined by the prevailing market price for the shares or in negotiated transactions.  We will not receive any of the proceeds from the sale of the shares.

          Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 2, and the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, both as filed with the Securities and Exchange Commission, and both of which are incorporated herein by reference.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. An investment in securities of United Community Banks, Inc. is not insured by the Federal Deposit Insurance Corporation or any other government agency.

Approximate Proceeds to United(1)
Per Share	$20
Total	$12,967,000

(1)
Before deducting net expenses, which are estimated to be approximately $21,000. No underwriter will be used in connection with the issuance of common stock upon exercise of the warrants. We will issue the shares of our common stock directly to the holders of such warrants upon the exercise of such warrants.

The date of this prospectus is November 14, 2008.

          You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus we may authorize to be delivered to you. We have not authorized anyone to provide you with information that is different from such information. If anyone provides you with different information, you should not rely on it. You should assume that the information contained in this prospectus, any prospectus supplement and any free writing prospectus is accurate only as of the date on its cover page and that any information we have incorporated by reference herein or therein is accurate only as of the date given in the document incorporated by reference.

          References to our website have been provided for reference only, and information on our website does not constitute part of this prospectus. Neither this prospectus nor any prospectus supplement or free writing prospectus is an offer to sell or the solicitation of an offer to buy our common stock in any circumstances or jurisdiction where the offer or sale is not permitted.

ABOUT THIS PROSPECTUS

          To understand the terms of the securities issuable under this prospectus, you should carefully read this prospectus and any applicable prospectus supplement or free writing prospectus we may authorize to be delivered to you. You should also read the documents referenced under the heading “Where You Can Find More Information” for information on United Community Banks, Inc. and its financial statements. This prospectus is part of a registration statement that United Community Banks, Inc. has filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf registration” procedure.

          As used in this prospectus, unless the context requires otherwise, the terms “we”, “us”, “our”, “United” or “the Company” refer to United Community Banks, Inc. and its subsidiaries on a consolidated basis.

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WHERE YOU CAN FIND MORE INFORMATION

          We are subject to the information requirements of the Securities Exchange Act of 1934, which means that we are required to file reports, proxy statements, and other information, all of which are available at the Public Reference Section of the U.S. Securities and Exchange Commission at Room 1580, 100 F. Street, N.E., Washington, D.C. 20549. You may also obtain copies of the reports, proxy statements, and other information from the Public Reference Section of the SEC, at prescribed rates, by calling 1-800-SEC-0330. The SEC maintains a website at http://www.sec.gov where you can access reports, proxy, information and registration statements, and other information regarding registrants that file electronically with the SEC through the EDGAR system.

          We have filed a registration statement on Form S-3 to register the securities to be issued under this prospectus. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement because some parts of this registration statement are omitted in accordance with the rules and regulations of the SEC. You may obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          This prospectus incorporates important business and financial information about United which is not included in or delivered with this prospectus. The following documents previously filed by United are incorporated by reference into this prospectus:

●	United’s Form 10-K for the fiscal year ended December 31, 2007, as amended;

●	United’s Proxy Statement for the 2008 Annual Meeting;

●	United’s Form 10-Q for the quarter ended September 30, 2008;

●	United’s Current Reports on Form 8-K, filed with the SEC on October 6, 2008, October 23, 2008 and November 7, 2008;

●	The description of United’s capital stock included on United’s Form S-3 filed with the SEC on June 18, 2004 and any amendments or reports filed for the purpose of updating such description;

●	All other reports filed by United pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2007; and

●	All documents filed after the date of this prospectus and prior to termination of the offering hereunder pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 ..

          Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

           Documents incorporated by reference are available from United without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from Lois Rich, Investor Relations, United Community Banks, Inc., at 63 Highway 515, Blairsville, Georgia 30512, telephone number (706) 781-2265.

BUSINESS

          This prospectus provides you with a general description of United, the securities issuable under this prospectus and the offering. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities.

          United Community Banks, Inc., Blairsville, Georgia, is the third-largest bank holding company headquartered in Georgia. United conducts substantially all of its operations through 27 separate “community banks” with 108 locations in north Georgia, metro Atlanta, coastal Georgia, western North Carolina and east Tennessee. United’s community banks offer a full range of retail and corporate banking services, including checking, savings and time deposit accounts, secured and unsecured loans, wire transfers, brokerage services and other financial services.

          United also operates, as a division of its Georgia bank subsidiary, United Community Mortgage Services, a full-service retail mortgage lending operation approved as a seller/servicer for the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation, and Brintech, Inc., a New Smyrna Beach, Florida based consulting firm for the financial services industry. United owns an insurance agency, United Community Insurance Services, Inc., known as United Community Advisory Services through its Georgia bank. Additionally, United provides retail brokerage services through an affiliation with a third party broker/dealer.

          At September 30, 2008, United had total consolidated assets of $8.1 billion, total loans of $5.8 billion, total deposits of $6.7 billion, and shareholders’ equity of $816.9 million.

          United was incorporated in 1987 as a Georgia corporation. United’s principal executive offices are located at 63 Highway 515, Blairsville, Georgia 30512, and our telephone number is (706) 781-2265. United’s website is www.ucbi.com.

          For a complete description of our business, financial condition, results of operations and other important information regarding United, we refer you to our filings with the SEC incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2007, as amended, United’s Proxy Statement for United’s 2008 Annual Meeting and United’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, each of which is incorporated herein by reference. For instructions on how to find copies of these documents, see “Where You Can Find More Information”.

ABOUT THE OFFERING

          This prospectus relates to United Community Banks, Inc.’s issuance from time to time of up to 648,350 shares of common stock, $1.00 par value per share, upon the exercise of currently outstanding warrants and the offer and sale of such common stock by the holders of such warrants following their exercise.

          The warrants are exercisable at a conversion price $20.00 per share at any time between October 31, 2008 and October 31, 2013. The conversion price is subject to adjustment as a result of any stock dividend by United of its capital stock that is greater than 2% of outstanding shares, any split of United’s common stock or similar event affecting United common stock, all as more fully set forth in the warrant agreements.

          The warrants to which the common stock relates were issued on October 31, 2008 in connection with United’s private placements of $11,767,000 of trust preferred securities through United Community Statutory Trust II and $1,200,000 of trust preferred securities through United Community Statutory Trust III. Each capital security issued as part of these trust preferred offerings by United Community Statutory Trust II and United Community Statutory Trust III were issued with a warrant to purchase shares of United common stock. The warrants were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

          The warrants are not tradable or transferable separate from the related capital securities. The warrants are exercisable by the holder, in whole or in part, by delivery to United of the executed notice of exercise and the certificates representing the capital securities to be exchanged. A holder of a warrant does not have any of the rights of a holder of common stock before the common stock is purchased upon exercise of the warrant. Therefore, before a warrant is exercised, the holder of the warrant will not be entitled to receive any dividend payment or exercise any voting or other rights associated with the shares of common stock which may be purchased when the warrant is exercised.

          As of November 11, 2008, 47,619,859 shares of common stock were issued and outstanding, exclusive of 3,448,147 shares of common stock reserved for issuance upon the exercise of outstanding options and vesting of restricted stock and 122,197 shares reserved for issuance under our deferred compensation plan.

RISK FACTORS

          An investment in our securities involves a significant degree of risk. You should carefully consider the risks described below, the risks discussed in the sections entitled “Risk Factors” contained in any prospectus supplement and our filings with the SEC which are incorporated herein by reference, including our Form 10-K for year ended December 31, 2007, as amended, and our Form 10-Q for the quarter ended September 30, 2008. You should also consider the risks, uncertainties, assumptions and all other information contained in this prospectus or any applicable prospectus supplement or free writing prospectus. These risks and uncertainties are not the only risks we face. It is possible that risks and uncertainties not listed below may arise or become material in the future and affect our business. These risks and uncertainties may be amended, supplemented or superseded from time to time by reports we file with the SEC in the future.

United’s ability to raise capital could be limited and could affect its liquidity and could be dilutive to existing shareholders.

          Current conditions in the capital markets are such that traditional sources of capital may not be available to United on reasonable terms if it needed to raise capital. In such case, there is no guarantee that United will be able to borrow funds or successfully raise additional capital at all or on terms that are favorable or otherwise not dilutive to existing shareholders.

Past operating results may not be indicative of future operating results.

          United may not be able to sustain its growth. Various factors, such as increased size, economic conditions, regulatory and legislative considerations, competition and the ability to find and retain people that can make United’s community-focused operating model successful, may impede its ability to expand its market presence. If United experiences a significant decrease in its growth rate, its results of operations and financial condition may be adversely affected.

United’s business is subject to the success of the local economies and real estate markets in which it operates.

          United’s success significantly depends on the growth in population, income levels, loans and deposits and on the continued stability in real estate values in its markets. If the communities in which it operates do not grow or if prevailing economic conditions locally or nationally are unfavorable, United’s business may be adversely affected. Adverse economic conditions in United’s specific market areas, specifically decreases in real estate property values and sales volumes due to the nature of United’s loan portfolio, approximately 90% of which is secured by real estate, could reduce United’s growth rate, affect the ability of customers to repay their loans and generally affect United’s financial condition and results of operations. United is less able than a larger institution to spread the risks of unfavorable local economic conditions across a large number of more diverse economies.

United’s concentration of residential construction loans is subject to unique risks that could adversely affect earnings.

          United’s residential construction loan portfolio was $1.6 billion at September 30, 2008, comprising 27% of total loans. Residential construction loans are often riskier than home equity loans or residential mortgage loans to individuals. In the event of a general economic slowdown like the one we are currently experiencing, these loans sometimes represent higher risk due to slower sales and reduced cash flow that could affect the borrowers’ ability to repay on a timely basis.

          In addition, although regulations and regulatory policies affecting banks and financial services companies undergo continuous change and we cannot predict when changes will occur or the ultimate effect of any changes, there has been recent regulatory focus on construction, development and other commercial real estate lending. Recent changes in the federal policies applicable to construction, development or other commercial real estate loans make us subject to substantial limitations with respect to making such loans, increase the costs of making such loans, and require us to have a greater amount of capital to support this kind of lending, all of which could have a material adverse effect on our profitability or financial condition.

United may face risks with respect to future expansion and acquisitions.

          United regularly engages in de novo branch expansion. Also, when we believe a business opportunity becomes available in the right market with the right management team, United may seek to acquire other financial institutions or parts of those institutions. These involve a number of risks, including:

●
the potential inaccuracy of the estimates and judgments used to evaluate credit, operations, management and market risks with respect to an acquired branch or institution, a new branch office or a new market;

●
the time and costs of evaluating new markets, hiring or retaining experienced local management and opening new offices and the time lags between these activities and the generation of sufficient assets and deposits to support the costs of the expansion;

●	the incurrence and possible impairment of goodwill associated with an acquisition and possible adverse effects on results of operations; and

●	the risk of loss of key employees and customers of an acquired branch or institution.

Changes in prevailing interest rates may negatively affect net income and the value of United’s assets.

          Changes in prevailing interest rates may negatively affect the level of net interest revenue, the primary component of net income. In a period of changing interest rates, interest expense may increase at different rates than the interest earned on assets. Accordingly, changes in interest rates could decrease net interest revenue. At September 30, 2008, United’s simulation model indicated that a 200 basis point increase in rates over the next twelve months would cause an approximate 3.2% increase in net interest revenue and a 200 basis point decrease in rates over the next twelve months would cause an approximate 4.0% decrease in net interest revenue. On October 8, 2008 and October 29, 2008, the Federal Open Markets Committee of the Federal Reserve reduced the targeted federal funds rate by 50 basis points each, thereby reducing the targeted federal funds rate to 1.00%. At September 30, 2008, United’s simulation model indicated that a 100 basis point decrease in rates would cause an approximate 2.7% decrease in net interest revenue.

          Changes in the level of interest rates may also negatively affect the value of United’s assets and its ability to realize gains or avoid losses from the sale of those assets, all of which ultimately affect earnings. In addition, an increase in interest rates may decrease the demand for loans.

If United’s allowance for loan losses is not sufficient to cover actual loan losses, earnings would decrease.

          United’s loan customers may not repay their loans according to their terms and the collateral securing the payment of these loans may be insufficient to assure repayment. United may experience significant loan losses which would have a material adverse effect on operating results. Management makes various assumptions and judgments about the collectability of the loan portfolio, including the creditworthiness of borrowers and the value of the real estate and other assets serving as collateral for the repayment of loans. United maintains an allowance for loan losses in an attempt to cover any loan losses inherent in the portfolio. In determining the size of the allowance, management relies on an analysis of the loan portfolio based on historical loss experience, volume and types of loans, trends in classification, volume and trends in delinquencies and non-accruals, national and local economic conditions and other pertinent information. If those assumptions are incorrect, the allowance may not be sufficient to cover future loan losses and adjustments may be necessary to allow for different economic conditions or adverse developments in the loan portfolio.

United may be subject to losses due to fraudulent and negligent conduct of our loan customers, third party service providers and employees.

          When we make loans to individuals or entities, we rely upon information supplied by borrowers and other third parties, including information contained in the applicant’s loan application, property appraisal reports, title information and the borrower’s net worth, liquidity and cash flow information. While we attempt to verify information provided through available sources, we cannot be certain all such information is correct or complete. Our reliance on incorrect or incomplete information could have a material adverse effect on our profitability or financial condition.

Competition from financial institutions and other financial service providers may adversely affect United’s profitability.

          The banking business is highly competitive, and United experiences competition in each of its markets from many other financial institutions. United competes with commercial banks, credit unions, savings and loan associations, mortgage banking firms, securities brokerage firms, insurance companies, money market funds and other mutual funds, as well as community, super-regional, national and international financial institutions that operate offices in its market areas and elsewhere. United competes with these institutions both in attracting deposits and in making loans. Many of United’s competitors are well-established, larger financial institutions that are able to operate profitably with a narrower net interest margin and have a more diverse revenue base. United may face a competitive disadvantage as a result of our smaller size, more limited geographic diversification and inability to spread costs across broader markets. Although United competes by concentrating marketing efforts in primary markets with local advertisements, personal contacts and greater flexibility and responsiveness in working with local customers, there can be no assurance that this strategy will continue to be successful.

USE OF PROCEEDS

          We will use the net proceeds we receive from any issuance of common stock upon the exercise of warrants for general corporate purposes, which may include providing additional capital to United’s subsidiary bank, United Community Bank. All net proceeds from the sale of the shares of common stock received by the warrant holders upon exercise will go to the shareholder who offers and sells them.  We will not receive any proceeds from those transactions.

SELLING SHAREHOLDERS

          The shares of common stock that may be offered by the selling shareholders are issuable upon exercise of the warrants.  We are registering the shares of common stock in order to permit the selling shareholders to offer the shares for resale from time to time.

PLAN OF DISTRIBUTION

          The warrants to which the common stock issuable under this prospectus relates were issued on October 31, 2008 in connection with United’s private placements of $11,767,000 of trust preferred securities through United Community Statutory Trust II and $1,200,000 of trust preferred securities through United Community Statutory Trust III. Each capital security issued as part of these trust preferred offerings by United Community Statutory Trust II and United Community Statutory Trust III were issued with a warrant to purchase shares of United common stock.

          The warrants are exercisable by the holder, in whole or in part, by delivery to United of the executed notice of exercise, the conversion price and the certificates representing the capital securities to be exchanged. We will issue the shares of our common stock directly to the holders of such warrants upon the exercise of such warrants. Once sold under the shelf registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

          No underwriter will be used in connection with issuance of common stock upon the exercise of warrants.

          We are also registering the shares of common stock issuable upon exercise of the warrants to permit the resale of these shares of common stock by the holders of warrants from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling shareholders of the shares of common stock.

          The selling shareholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. If the selling shareholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).  In connection with sales of the shares of common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume.  The selling shareholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling shareholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

           The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus, any prospectus supplement or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 including or amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.  The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

          The selling shareholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of the selling shareholder and any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

           Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

          There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

          The selling shareholders and any other person participating in such distribution may be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock.  All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

LEGAL MATTERS

          Kilpatrick Stockton LLP will provide an opinion as to the legality of the securities. As of the date of this prospectus, members of Kilpatrick Stockton participating in this matter own an aggregate of approximately 38,000 shares of our common stock.

EXPERTS

          The audited consolidated financial statements of United and its subsidiaries incorporated by reference in this registration statement have been audited by Porter Keadle Moore, LLP, independent registered public accountants, as stated in their report dated, February 26, 2008, which is incorporated by reference herein, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

          This prospectus (and other documents to which it refers) contains forward-looking statements regarding us, including, without limitation, statements relating to our expectations with respect to revenue, credit losses, levels of nonperforming assets, expenses, earnings and other measures of financial performance. Words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “targets” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond our control). The following factors, among others, could cause our financial performance to differ materially from the expectations expressed in such forward-looking statements:

●	our ability to raise capital could be limited;

●	our past operating results may not be indicative of future operating results;

●	our business is subject to the success of the local economies in which we operate;

●	our concentration of construction and land development loans is subject to unique risks that could adversely affect our earnings;

●	we may face risks with respect to future expansion and acquisitions or mergers;

●	changes in prevailing interest rates may negatively affect our net income and the value of our assets;

●	if our allowance for loan losses is not sufficient to cover actual loan losses, earnings would decrease;

●	we may be subject to losses due to fraudulent and negligent conduct of its loan customers, third party service providers or employees;

●	competition from financial institutions and other financial service providers may adversely affect our profitability;

●	business increases, productivity gains and other investments are lower than expected or do not occur as quickly as anticipated;

●	competitive pressures among financial services companies increase significantly;

●	the success of our business strategy;

●	the strength of the United States economy in general changes;

●	trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, change;

●	inflation or market conditions fluctuate;

●	conditions in the stock market, the public debt market and other capital markets deteriorate;

●	financial services laws and regulations change;

●	technology changes and we fail to adapt to those changes;

●	consumer spending and saving habits change;

●	unanticipated regulatory or judicial proceedings occur; and

●	we are unsuccessful at managing the risks involved in the foregoing.

          We caution that the foregoing list of factors is not exclusive and not to place undue reliance on forward-looking statements. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the documents that we have filed with the SEC, including our most recent Annual Report on Form 10-K, as amended, and Quarterly Reports on Form 10-Q. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. Readers are cautioned not to place undue reliance on these forward-looking statements. We do not intend to update any forward-looking statement, whether written or oral, relating to the matters discussed in this prospectus.

PROSPECTUS

648,350 SHARES
OF
COMMON STOCK

November 14, 2008

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

          The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated, except the SEC registration fee.

SEC registration fee	$724.56
Printing	5,000.00
Legal fees and expenses	10,000.00
Accounting fees and expenses	5,000.00
Miscellaneous	275.44

Total	$21,000.00

Item 15. Indemnification of Directors and Officers.

          Our Articles of Incorporation provide that no director shall be personally liable to United or our shareholders for breach of his or her duty of care or other duty as a director, but only to the extent permitted from time to time by the Georgia Business Corporation Code.

          Our Bylaws require us to indemnify our directors, officers, employees, and agents against judgments, fines, amounts paid in settlement, and expenses, including attorney’s fees, actually and reasonably incurred in connection with various types of legal actions or proceedings instituted by third parties if the actions of the director, officer, employee, or agent being indemnified meet the standards of conduct specified therein.

          In addition, our Bylaws require us to indemnify our directors, officers, employees, and agents for expenses actually and reasonably incurred in connection with legal actions or proceedings instituted by or in the right of United to procure a judgment in our favor, if the actions of the director, officer, employee, or agent being indemnified meet the standards of conduct set forth therein. However, we will not indemnify a director, officer, employee, or agent for such expenses if such person is adjudged liable to us, unless so ordered by the court in which the legal action or proceeding is brought.

          A determination concerning whether or not the applicable standard of conduct has been met by a director, officer, employee, or agent seeking indemnification must be made by (1) a disinterested majority of the board of directors, (2) our legal counsel, if a quorum of disinterested directors is not obtainable or if the disinterested directors so order, or (3) an affirmative vote of a majority of shares held by the shareholders. No indemnification may be made to or on behalf of a director, officer, employee or agent in connection with any other proceeding in which such person was adjudged liable on the basis that personal benefit was improperly received by him or her.

          As provided under Georgia law, the liability of a director may not be eliminated or limited (1) for any appropriation, in violation of his duties, of any business opportunity of United, (2) for acts or omissions which involve intentional misconduct or a knowing violation of law, (3) for unlawful corporate distributions or (4) for any transaction from which the director received an improper benefit.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

          Our directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to limitations.

Item 16. Exhibits.

Exhibit No.	Exhibit

3.1
Restated Articles of Incorporation of United Community Banks, Inc., (incorporated herein by reference to Exhibit 3.1 to United Community Banks, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, File No. 0-21656, filed with the Commission on August 14, 2001).

3.2
Amendment to the Restated Articles of Incorporation of United Community Banks, Inc. (incorporated herein by reference to Exhibit 3.3 to United Community Banks, Inc.’s Registration Statement on Form S-4, File No. 333-118893, filed with the Commission on September 9, 2004).

3.3
Amended and Restated Bylaws of United Community Banks, Inc., dated September 12, 1997 (incorporated herein by reference to Exhibit 3.1 to United Community Banks, Inc.’s Annual Report on Form 10-K, for the year ended December 31, 1997, File No. 0-21656, filed with the Commission on March 27, 1998).

4.2	See Exhibits 3.1, 3.2 and 3.3. for provisions of the Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws, which define the rights of the Shareholders.

5.1	Opinion and Consent of Kilpatrick Stockton LLP.

23.1	Consent of Porter Keadle Moore, LLP.

23.2	Consent of Kilpatrick Stockton LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on the Signature Page to the Registration Statement).

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

           (iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

            (2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

          (ii)      If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

           (5)       That, for purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

           (1)        For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)91) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration as of the time it was declared effective.

           (2)        For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bono fide offering thereof.

(e)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, United Community Banks, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blairsville, State of Georgia, on November 14, 2008.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Jimmy C. Tallent
Jimmy C. Tallent
President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Rex S. Schuette
Rex S. Schuette
Executive Vice President and Chief
Financial Officer
(Principal Financial Officer)

By:	/s/ Alan H. Kumler
Alan H. Kumler
Senior Vice President, Controller and Chief
Accounting Officer
(Principal Accounting Officer)

          Know all men by these presents, that each person whose signature appears below constitutes and appoints Jimmy C. Tallent and Robert L. Head, Jr., or either of them, as attorney-in-fact, with each having the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-3 and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 14, 2008.

Signature	Title

/s/ Robert L. Head, Jr.	Chairman of the Board
Robert L. Head, Jr.

/s/ W.C. Nelson, Jr.	Vice Chairman of the Board
W.C. Nelson, Jr.

[signatures continued from previous page]

/s/ A. William Bennett	Director
A. William Bennett

/s/ Robert Blalock	Director
Robert Blalock

/s/ Cathy Cox	Director
Cathy Cox

/s/ Guy W. Freeman	Director
Guy W. Freeman

/s/ Charles E. Hill	Director
Charles E. Hill

/s/ Hoyt O. Holloway	Director
Hoyt O. Holloway

/s/ John D. Stephens	Director
John D. Stephens

/s/ Jimmy C. Tallent	Director
Jimmy C. Tallent

/s/ Tim Wallis	Director
Tim Wallis

EXHIBIT INDEX

Exhibit	Description of Exhibit

5.1	Opinion and Consent of Kilpatrick Stockton LLP.

23.1	Consent of Porter Keadle Moore, LLP.

23.2	Consent of Kilpatrick Stockton LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on the Signature Page to the Registration Statement).